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Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of February 12, 2004, by and between AFFILIATED MANAGERS GROUP, INC., a Delaware corporation (the "Company") and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("Merrill Lynch").

        This Agreement is made pursuant to the Purchase Agreement, dated February 6, 2004 (the "Purchase Agreement"), between the Company, as issuer of 250,000 PRIDESSM (the "PRIDES") each with a stated amount of $1,000, which will initially consist of units (referred to as "Income PRIDESSM"), comprised of (a) a stock purchase contract (the "Purchase Contract") under which (i) the holder will purchase from the Company on February 17, 2008 a number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") equal to the Settlement Rate as set forth in the Purchase Contract Agreement (as defined below) and (ii) the Company will pay certain Contract Adjustment Payments to the holders as provided in the Purchase Contract Agreement, and (b) $1,000 principal amount of the Company's 4.125% Senior Notes due February 17, 2010, and Merrill Lynch, which provides for, among other things, the sale by the Company to Merrill Lynch of the aggregate principal amount of PRIDES specified therein. In order to induce Merrill Lynch to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

        The Company agrees with Merrill Lynch, (i) for its benefit as a Holder of the PRIDES and (ii) for the benefit of the beneficial owners (including Merrill Lynch) from time to time of the PRIDES, and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon settlement of the Purchase Contracts (each of the foregoing a "Holder" and together the "Holders"), as follows:

        SECTION 1.    Definitions.    Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

        "Additional Shares:" See Section 2(f) hereof.

        "Business Day:" Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

        "Common Stock:" See the second paragraph hereof.

        "Company:" See the first paragraph hereof.

        "Deferral Notice:" See Section 3(h) hereof.

        "Deferral Period:" See Section 3(h) hereof.

        "Effectiveness Deadline Date:" See Section 2(a) hereof.

        "Effectiveness Period:" The period beginning on February 17, 2008 and ending on the earlier of (i) the sale pursuant to the Initial Shelf Registration Statement of all Registrable Securities thereunder and (ii) the expiration of the holding period applicable to such Registrable Securities held by persons not Affiliates of the Company under Rule 144(k) under the Securities Act.

        "Event:" See Section 2(f) hereof.

        "Event Date:" See Section 2(f) hereof.

        "Exchange Act:" The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Holder:" See the third paragraph hereof.

        "Initial Shelf Registration Statement:" See Section 2(a) hereof.

        "Issue Date:" means February 12, 2004.

        "Material Event:" See Section 3(h) hereof.

        "Notice and Questionnaire:" A written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company, dated February 12, 2004, relating to the PRIDES.

        "Notice Holder:" On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

        "PRIDES:" See the second paragraph hereof.

        "Prospectus:" The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference in such Prospectus.

        "Purchase Agreement:" See the second paragraph hereof.

        "Purchase Contract Agreement:" means the purchase contract agreement to be dated as of February 12, 2004, between the Company and The Bank of New York, as purchase contract agent.

        "Record Holder:" With respect to an Event Date, the registered holder of such Registrable Security.

        "Registrable Securities:" The Underlying Common Stock, until the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) its sale to the public pursuant to Rule 144, or (iii) the expiration of the Effectiveness Period.

        "Registration Statement:" Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference in such registration statement.

        "Rule 144:" Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

        "SEC:" The Securities and Exchange Commission.

        "Securities Act:" The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

        "Settlement Rate:" See the second paragraph hereof.

        "Shelf Registration Statement:" See Section 2(a) hereof.

        "Subsequent Shelf Registration Statement:" See Section 2(c) hereof.

        "TIA:" The Trust Indenture Act of 1939, as amended.

        "Underlying Common Stock:" The Common Stock which is delivered upon settlement of the Purchase Contracts.

        SECTION 2.    Shelf Registration.

        (a)   The Company shall prepare or cause to be prepared and shall use reasonable efforts to file or cause to be filed with the SEC a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement; provided, that in no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company. The Company shall use reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act by a date (the "Effectiveness Deadline Date") that is no later than the Business Day prior to February 17, 2008 and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period, subject to the rights of the Company under Section 3(h) to create a Deferral Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

        (b)   Upon the occurrence of an Early Settlement, a Merger Early Settlement or a Significant Corporate Action Early Settlement (as each term is defined in the Purchase Contract Agreement), the Company shall prepare or cause to be prepared and shall use reasonable efforts to file or cause to be filed with the SEC the Initial Shelf Registration Statement within ten (10) Business Days after the occurrence of such early settlement and to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable thereafter. The Company shall keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period, subject to the rights of the Company under Section 3(h) to create a Deferral Period.

        (c)   If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected by the Company to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the Securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

        (d)   The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement if required by the Securities Act or, to the extent to which the Company does not reasonably object, as reasonably requested by Merrill Lynch.

        (e)   Each Holder of Underlying Common Stock agrees that if such Holder wishes to sell Underlying Common Stock pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(e) and Section 3(h). Each Holder of Underlying Common Stock wishing to sell Underlying Common Stock pursuant to a Shelf Registration Statement and related

Prospectus agrees to deliver a Notice and Questionnaire to the Company at least eight (8) but not more than twenty (20) Business Days prior to any intended resale of Underlying Common Stock under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as reasonably practicable after the date a Notice and Questionnaire is delivered, and in any event within five (5) Business Days after such date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Underlying Common Stock in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(e)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(e)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(h). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of Section 2(e) of this Agreement (whether or not such Holder was a Notice Holder at the time the Registration Statement was initially declared effective) shall be named as a selling securityholder in the Registration Statement or related Prospectus subject to and in accordance with the requirements of this Section 2(e).

        (f)    The parties hereto agree that the Holders of Underlying Common Stock will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, or (ii) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(h) hereof (each of the events of a type described in any of the foregoing clauses (i) and (ii) are individually referred to herein as an "Event," and the Effectiveness Deadline Date in the case of clause (i), and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(h) hereof in the case of clause (ii), being referred to herein as an "Event Date").

        Accordingly, on any Event Date with respect to Record Holders of Underlying Common Stock, the Company agrees to deliver to such Holders, as damages and not as a penalty, a number of additional shares (the "Additional Shares"), deliverable on February 17, 2008, upon the occurrence of an Event described in 2(f)(i) or within ten (10) Business Days of the occurrence of an Event described in 2(f)(ii) to Record Holders of Underlying Common Stock, equal to 2.0% of the number of shares of Underlying Common Stock held by such Record Holder; provided however, if a Holder of Underlying Common Stock has not delivered a Notice and Questionnaire to the Company pursuant to Section 2(e) indicating that they wish to sell their Common Stock pursuant to the Initial Shelf Registration Statement, such Holder will not be entitled to receive the Additional Shares. Notwithstanding the foregoing, the parties agree that the sole remedy for a violation of the terms of this Agreement shall be the delivery of the Additional Shares.

        Notwithstanding the foregoing, no Additional Shares shall be delivered with respect to any Underlying Common Stock after (x) the date such security is no longer a Registrable Security and (y) the expiration of the Effectiveness Period.

        All of the Company's obligations set forth in this Section 2(f) that are outstanding with respect to any Underlying Common Stock at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 7(j)).

        The parties hereto agree that the Additional Shares provided for in this Section 2(f) constitute a reasonable estimate of the damages that may be incurred by Record Holders of Underlying Common Stock that are Registrable Securities by reason of the failure of the Shelf Registration Statement to be declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

        SECTION 3.    Registration Procedures.    In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

        (a)   Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to Merrill Lynch copies of all such documents proposed to be filed and give reasonable consideration to such comments as Merrill Lynch reasonably shall propose within three (3) Business Days of the delivery of such copies to Merrill Lynch.

        (b)   Subject to Section 3(h), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus Supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

        (c)   As promptly as practicable give notice to the Notice Holders and Merrill Lynch (i) when any Prospectus, Prospectus Supplement, Registration Statement or post-effective amendment to a Registration Statement (other than any such Prospectus Supplement, Registration Statement or post-effective amendment to a Registration Statement which is filed solely to name additional selling security holders or to reflect any other matters that are not of a material nature) has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, which notice may, at the discretion of the Company (or as required pursuant to Section 3(h)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(h) shall apply.

        (d)   Use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment.

        (e)   As promptly as reasonably practicable furnish to each Notice Holder and Merrill Lynch, upon their request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements, but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder or Merrill Lynch, as the case may be).

        (f)    During the Effectiveness Period, deliver to each Notice Holder in connection with any sale of Underlying Common Stock pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Underlying Common Stock covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

        (g)   Subject to Section 3(h), prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use all reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

        (h)   Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice to the Notice Holders that the availability of the Shelf Registration

Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use all reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the sole judgment of the Company, such suspension is no longer appropriate. The period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall, without the Company incurring any obligation to deliver Additional Shares pursuant to Section 2(e), not exceed thirty (30) days in any three (3) month period or ninety (90) days in any twelve (12) month period.

        (i)    Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

        (j)    Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, and cause such Registrable Securities to be registered in such names as such Notice Holder may request in writing at least two Business Days prior to any sale of such Registrable Securities.

        SECTION 4.    Holder's Obligations.    Each Holder agrees that no Holder of Underlying Common Stock shall be entitled to sell any of such Underlying Common Stock pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(e) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Underlying Common Stock as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments. Each Holder further agrees, following termination of the Effective Period, to notify the Company within ten (10) Business Days of request, of the amount of Registrable Securities sold pursuant to the Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Underlying Common Stock were so sold.

        SECTION 5.    Registration Expenses.    The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with the Shelf Registration Statement, and (v) reasonable fees and disbursements of the registrar and transfer agent for the Common Stock. In addition, the Company shall bear or reimburse the Notice Holders for the reasonable fees and disbursements of one firm of legal counsel for the Holders incurred in reviewing and commenting upon the Shelf Registration Statement prior to its effectiveness, which shall, upon the written consent of Merrill Lynch (which shall not be unreasonably withheld), be a nationally recognized law firm experienced in securities law matters designated by the Company. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

        SECTION 6.    Indemnification; Contribution.

        (a)   The Company agrees to indemnify and hold harmless Merrill Lynch and each Holder of Registrable Securities and each person, if any, who controls Merrill Lynch or any Holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or resulting from any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company; and

          (iii)  subject to Section 6(c) below, against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Merrill Lynch or any Holder of Registrable Securities and each person, if any, who controls Merrill Lynch or any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (1) arising from an offer or sale of Registrable Securities occurring during a Deferral Period, if a Notice Holder was given a Deferral Notice, or (2) a Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or alleged untrue statement of a material fact or would have included the omitted or allegedly omitted statement of a material fact.

        (b)   In connection with any Shelf Registration in which a Holder, including, without limitation, Merrill Lynch, of Registrable Securities is participating, in furnishing information relating to such Holder of Registrable Securities to the Company in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the Holders of such Registrable Securities agree, severally and not jointly, to indemnify and hold harmless Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company, and each person, if any, who controls the Company within the meaning of either such Section, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        Merrill Lynch agrees to indemnify and hold harmless the Company, the Holders of Registrable Securities, and each person, if any, who controls the Company or any Holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)   Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for Merrill Lynch, Holders of Registrable Securities, and all persons, if any, who control Merrill Lynch or Holders of Registrable Securities within the meaning of either Section 15 of the

Securities Act or Section 20 of the Exchange Act, collectively (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for Merrill Lynch, Holders of Registrable Securities, and control persons of Merrill Lynch and Holders of Registrable Securities, such firm shall be designated in writing by Merrill Lynch. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d)   If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

        (e)   If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative fault of the Company on the one hand and the Holders of the Registrable Securities or Merrill Lynch on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders of the Registrable Securities or Merrill Lynch and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 6, neither the Holder of any Registrable Securities nor Merrill Lynch, shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder of Registrable Securities or by Merrill Lynch, as the case may be, and sold to institutional investors exceeds the amount of any damages that such Holder of Registrable Securities or Merrill Lynch has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 6(e), each person, if any, who controls Merrill Lynch or any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Merrill Lynch or such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

        SECTION 7.    Miscellaneous; No Conflicting Agreements.    The Company is not, as of the date hereof, a party to, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not conflict in any material respect with the rights granted to the holders of the Company securities under any other agreements.

        (a)    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of PRIDES deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock that are deliverable for such PRIDES at the Settlement Rate as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(a), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

        (b)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

        (w)  if to a Holder of Registrable Securities that is not a Notice Holder, at the address for such Holder then appearing in the Registrar (as defined in the Indenture);

        (x)   if to a Notice Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

        (y)   if to the Company, to:

    Affiliated Managers Group, Inc.
    600 Hale Street
    Prides Crossing, MA 01965
    Attention: Treasurer
    Telecopier No.: (617) 747-3380

    with a copy to:

    Goodwin Procter LLP
    Exchange Place
    Boston, MA 02109
    Attention: Martin Carmichael III
    Telecopier No.: (617) 523-1231

    and

        (z)   if to Merrill Lynch, to:

    Merrill Lynch & Co.,
    Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated
    4 World Financial Center
    New York, New York 10080
    Attention: Paul A. Pepe
    Telecopy No.: (212) 449-6714

or to such other address as such person may have furnished to the other persons identified in this Section 8(b) in writing in accordance herewith.

        (c)    Approval of Holders.    Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than Merrill Lynch or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        (d)    Successors and Assigns.    Any person who purchases any Registrable Securities from Merrill Lynch shall be deemed, for purposes of this Agreement, to be an assignee of Merrill Lynch. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

        (e)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

        (f)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (g)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        (h)    Severability.    If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

        (i)    Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties solely with respect to such registration rights.

        (j)    Termination.    This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4, 5 or 6 hereof and the obligations to make payments of and provide for Additional Shares under Section 2(f) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

AFFILIATED MANAGERS GROUP, INC.
	By:	/s/ DARRELL W. CRATE Darrell W. Crate Executive Vice President and Chief Financial Officer
Accepted as of the date first above written:
MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ MERRILL LYNCH Authorized Signatory

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  Exhibit 4.2